AMENDED AND RESTATED
BY-LAWS
OF
FIRST COMMONWEALTH FINANCIAL CORPORATION

ARTICLE I
CORPORATION OFFICE

SECTION 1.1 Registered Office. The Corporation shall have and continuously maintain in Pennsylvania a registered office which may, but need not, be the same as its place of business and at an address to be designated from time to time by the Board of Directors.

SECTION 1.2 Other Offices. The Corporation may also have offices at such other places as the Board of Directors may from time to time designate or the business of the Corporation may require.

ARTICLE 2
SHAREHOLDER MEETINGS

SECTION 2.1 Time and Place. All meetings of the shareholders shall be held at such time and place as may be fixed from time to time by the Board of Directors. The Board shall have the right to determine that a meeting of shareholders be held solely by means of Internet or other electronic communications technology in the manner and to the extent provided by the Pennsylvania Business Corporation Law.

SECTION 2.2 Annual Meeting. The annual meeting of the shareholders for the election of Directors and the transaction of whatever other business may properly come before the meeting shall be held within one hundred twenty (120) days after the close of the fiscal year of the Corporation at such time and place as shall be designated by the Board of Directors.

SECTION 2.3 Special Meetings. Special meetings of the shareholders for the purpose or purposes set forth in the notice of meeting (a) may be called by a resolution adopted by a majority of the Board of Directors, and (b) shall be called by the Chairman of the Board or the Secretary at the written request of one or more shareholders of the Corporation that together are entitled to cast at least twenty percent (20%) of the votes that all shareholders are entitled to cast at the meeting. Only business brought before the meeting (i) pursuant to the Corporation’s notice of such meeting or (ii) by or at the direction of a majority of the Board of Directors shall be conducted at a special meeting of the shareholders.

SECTION 2.4 Notice. Written notice of all meetings other than adjourned meetings of shareholders, stating the place, date and hour, and in the case of special meetings of shareholders, the purpose thereof, shall be given, either personally, by electronic transmission or by mail, at least five days before such meeting, unless a greater period of notice is required by statute or by these By-laws, to each shareholder entitled to vote at such meeting at such address as appears on the transfer books of the Corporation. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the shareholder at such shareholder’s address as it appears on the stock transfer books of the Corporation. If notice is given by electronic transmission, such notice shall be deemed to be given at the times provided in the Pennsylvania Business Corporation Law.

SECTION 2.5 Nominations and Other Business.

(a)    Annual Meetings.

(1)    General. Nominations for the election of directors and other proposals for action at an annual meeting of shareholders may be made only (i) pursuant to the Corporation’s notice of the meeting (or any supplement thereto), (ii) by or at the direction of a majority of the Board of Directors, or (iii) by one or more shareholders of the Corporation who (x) is a shareholder of record at the time of giving notice provided for in this Section 2.5 and will be such at the time of the annual meeting, (y) is entitled to vote at the meeting and (z) complies with the notice and other procedures set forth in these By-Laws as to such business or nomination. Clause (iii) of the preceding sentence shall be the exclusive means for a shareholder to make nominations or submit other business (other than matters properly brought pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of shareholders.

(2)    Advance Notice Requirements. For any nominations or any other business to be properly brought before an annual meeting by a shareholder pursuant to this Section 2.5, the shareholder must have given timely notice thereof and timely updates and supplements thereof in writing and in proper form to the Secretary of the Corporation and such other business must be a proper matter for shareholder action. To be timely, a shareholder's written notice of such business shall be received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 180th day and not later than the close of business on the 150th day prior to the first anniversary of the date of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. In addition, to be timely, a shareholder’s notice shall be updated and supplemented from time to time, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

(3)    Disclosure Requirements. To be in proper form, a shareholder's notice shall set forth the following, as applicable:

(i) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (A) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner, and of their respective affiliates or associates or others acting in concert therewith, (B) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (C) any option, warrant, convertible security or similar right to acquire any class or series of shares of the Corporation or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation directly or indirectly owned beneficially by such shareholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, (D) any direct or indirect interest of such shareholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement, consulting agreement or similar agreement or arrangement), and (E) any other information relating to such shareholder and the beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(ii) if the notice related to any business other than a nomination of a director or directors that the shareholder proposed to bring before the meeting, a shareholder’s notice must, in addition to the matters set forth in paragraph (i) above, also set forth: (A) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (C) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder;

(iii) as to each person, if any, whom the shareholder proposes to nominate for election or reelection to the Board of Directors, a shareholder’s notice must, in addition to the matters set forth in paragraph (i) above, also set forth: (A) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

(iv) with respect to each person, if any, whom the shareholder proposes to nominate for election or reelection to the Board of Directors, a shareholder’s notice must, in addition to the matters set forth in paragraphs (i) and (iii) above, also include a completed and signed questionnaire, representation and agreement required by Section 5.6. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(b)    Nominations at Special Meetings of Shareholders. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who (x) is a shareholder of record at the time of giving of notice provided for in this By-Law and will be such at the time of the special meeting, (y) is entitled to vote at the meeting, and (z) complies with the notice and other procedures set forth in this By-Law as to such nomination; clause (2) shall be the exclusive means for a shareholder to make nominations before a special meeting of shareholders. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice complies with the applicable requirements of Section 2.5(a)(3) above (including the completed and signed questionnaire, representation and agreement required by Section 5.6) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

(c)    General. To be properly brought before a meeting of shareholders, business must be of a proper subject for action by shareholders under applicable law and must not, if implemented, cause the Corporation to violate any state, federal or foreign law or regulation, each as determined in good faith by the Board of Directors. No person may be appointed, nominated or elected as a director of the Corporation unless such person, at the time such person is nominated and appointed or elected, would then be able to serve as a director without conflicting in any manner with any state, federal or foreign law or regulation applicable to the Corporation, as determined in good faith by the Board of Directors. Only such persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible to serve as directors. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.5 and, if any proposed business is not in compliance with this Section 2.5, to declare that such defective proposal or nomination shall be disregarded.

(d)    Public Announcement. For purposes of this Section 2.5, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(e)    Exchange Act Requirements. Notwithstanding the foregoing provisions of this Section 2.5, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.5; provided, however, that any references in these By-Laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.5.

SECTION 2.6 Quorum. A shareholders' meeting shall not be organized for the transaction of business unless a quorum is present. At any meeting, the presence in person or by proxy of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on the particular matter to be acted upon at the meeting shall be necessary and sufficient to organize a meeting for the purpose of considering such matter. Notwithstanding the withdrawal of enough shareholders to leave less than the number of votes required by the preceding sentence, the shareholders who continue to be present at a duly organized meeting shall constitute a quorum in order to continue to do business until adjournment. If a meeting cannot be organized because a quorum has not attended, the Chairman of the meeting or a majority of the shares present and entitled to vote may adjourn the meeting to such time and place as they may determine, and it shall not be necessary to give notice of such adjourned meeting or the business to be transacted at the meeting to any shareholder other than by announcement at the meeting at which such adjournment is taken, unless the Board of Directors fixes a new record date for the adjourned meeting.

SECTION 2.7 Voting of Shares. Except as may be otherwise provided by statute or by the Articles of Incorporation, at every shareholders meeting, every shareholder entitled to vote at such meeting shall have the right to one vote for every share having voting power standing in his or her name on the books of the Corporation on the record date fixed for the meeting.

SECTION 2.8 List of Shareholders. The officer or agent having charge of the transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

SECTION 2.9 Proxies. Every shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for him or her by proxy. Every proxy shall be executed in writing by the shareholder or his or her duly authorized attorney in fact and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation. No unrevoked proxy shall be valid after 11 months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted after three years from the date of its execution. A proxy shall not be revoked by the death or incapacity of the maker, unless before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation.

SECTION 2.10 Judge of Elections. In advance of any meeting of shareholders, the Board of Directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the Chairman of any such meeting may, and on the request of any shareholder or his or her proxy shall, make such appointment at the meeting. The number of judges shall be one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three judges are to be appointed. No person who is a candidate for office shall act as a judge. The judges of election shall do all such acts as may be proper to conduct the election or vote, and such other duties as may be prescribed by statute, with fairness to all shareholders, and if requested by the Chairman of the meeting or any shareholder or his proxy, shall make a written report of any matter determined by them and execute a certificate of any fact found by them. If there are three judges of election, the decisions, act or certificate of a majority shall be the decision, act or certificate of all.

ARTICLE 3
RECORD DATE

The Board of Directors may fix a time, not more than 90 days prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made to go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any shares of the books of the Corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period, and in such case written or printed notice thereof shall be mailed at least ten days before the closing thereof to each shareholder of record at the address appearing on the records of the Corporation or supplied by him or her to the Corporation for the purpose of notice. While the stock transfer books of the Corporation are closed, no transfer of shares shall be made thereon. If no record date is fixed by the Board of Directors for the determination of shareholders entitled to receive notice of, and vote at, a shareholders meeting, transferees of shares which are transferred on the books of the Corporation within ten days next preceding the date of such meeting shall not be entitled to notice of or to vote at such meeting.

ARTICLE 4
CONSENT OF SHAREHOLDERS IN LIEU OF MEETING

Any action required to be taken at a meeting of the shareholders, or of a class of shareholders, may be taken without a meeting, if a consent or consents in writing setting forth the action so taken shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the Corporation.

ARTICLE 5
DIRECTORS

SECTION 5.1 Size of the Board. The number of directors that shall constitute the whole Board of Directors shall be not less than three nor more than twenty-five. The Board of Directors may from time to time fix the number of Directors.

SECTION 5.2 Term of Office. Each Director shall serve for a one-year term ending at the annual meeting that next follows the annual meeting at which such Director was elected and until his or her successor shall be elected and shall qualify, or until his or her earlier death, resignation or removal from office.

SECTION 5.3 Composition of Board; Director Qualifications. At least a majority of the Directors shall at all times be “independent directors,” as determined by the Board of Directors in accordance with the Listed Company Manual of the New York Stock Exchange, as amended from time to time (each, an “Independent Director”). Each Director shall be a natural person of full age.

SECTION 5.4 Removal of Directors. The Board of Directors may remove and declare vacant the office of a Director if he or she is declared of unsound mind by an order of court or convicted of a felony or for any other proper cause or if, within ninety days after notice of election, he or she does not accept such office either in writing or by attending a meeting of the Board of Directors.

SECTION 5.5 Attendance. Each Director shall use all reasonable efforts to attend each meeting of the Board or Committee thereof. Being absent without acceptable excuse, as determined by the Board, from two successive scheduled meetings of the Board or of any Standing Committee shall be cause for removal from the Board pursuant to Section 5.4.

SECTION 5.6 Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the applicable time periods prescribed for delivery of notice under Section 2.5) to the Secretary of the Corporation at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

SECTION 5.7 Vacancies. Vacancies on the Board of Directors, including vacancies resulting from an increase in the number of Directors, shall be filled by a majority vote of the remaining members of the Board of Directors, though less than a quorum, and each person so appointed shall be a Director until the expiration of the term of office of the class of Directors to which he or she was appointed.

ARTICLE 6
POWERS OF BOARD OF DIRECTORS; COMMITTEES

SECTION 6.1 General. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-laws directed or required to be exercised and done by the shareholders.

SECTION 6.2 Committees of the Board.

(a)    General. The Board of Directors shall appoint a Governance Committee, a Compensation and Human Resources Committee, an Audit Committee, a Risk Committee, and such other Committees as may be deemed necessary by the Board of Directors for the efficient operation of the Corporation. The members of each Committee of the Board shall serve at the pleasure of the Board.

(b)    Alternate Committee Members. The Board may designate one or more Directors as alternate members of any Board Committee to replace any absent or disqualified member at any meeting of the Committee or for the purpose of any written action by the Committee. In the event of the absence or disqualification of a member and alternate member of a Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another Director to act at the meeting in the place of the absent or disqualified member; provided, however, that such Director must satisfy any independence or other substantive qualifications for membership on the Committee.

(c)    Procedural Matters. The Board of Directors may specify the requirements as to notice, quorum, votes necessary for action by a Committee, and other Committee procedures, or in the absence of Board action, each Committee may fix its own rules for such matters.

(d)    Modification of Committee Actions. Any action taken by any Committee shall be subject to alteration or revocation by the Board of Directors; provided, however, that third parties shall not be prejudiced by such alternation or revocation.

SECTION 6.3 Governance Committee. The Governance Committee shall consist of not less than three Directors, each of whom shall be an Independent Director. The Governance Committee shall perform such responsibilities as are assigned to the nominating/corporate governance committee under the applicable rules of the New York Stock Exchange Listed Company Manual, as such rules may be amended from time to time, and shall perform other responsibilities as may be delegated to the Governance Committee by the Board from time to time. Without limiting the generality of the foregoing, the Governance Committee shall have authority to (a) identify individuals who are qualified to serve as Directors, and nominate, or recommend that the Board nominate, such individuals for election at the next annual meeting of shareholders, (b) develop and recommend to the Board a set of corporate governance guidelines applicable to the Corporation, (c) review and establish the compensation of all Directors, and (d) oversee the evaluation of the Board. The Board of Directors shall adopt, and may from time to time amend, a written charter, setting forth the purpose, powers and responsibilities of the Governance Committee.

SECTION 6.4 Compensation and Human Resources Committee. The Compensation and Human Resources Committee shall consist of not less than three Directors, each of whom shall be an Independent Director. The Compensation and Human Resources Committee shall perform such responsibilities as are assigned to the compensation committee under the applicable rules of the New York Stock Exchange Listed Company Manual, as such rules may be amended from time to time, and shall perform other responsibilities as may be delegated to the Compensation and Human Resources Committee by the Board from time to time. Without limiting the generality of the foregoing, the Compensation and Human Resources Committee shall discharge the Board’s responsibilities relating to executive compensation and shall annually review and establish the compensation of the Chief Executive Officer and all other senior executive officers of the Corporation. The Board of Directors shall adopt, and may from time to time amend, a written charter, setting forth the purpose, powers and responsibilities of the Compensation and Human Resources Committee.

SECTION 6.5 Audit Committee. The Audit Committee will be comprised of not less than three directors, each of whom shall (a) be an Independent Director, (b) satisfy the independence requirements of Rule 10A-3 under the Exchange Act (or any successor Rule), and (c) have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. At least one member of the Audit Committee must qualify as a “financial expert,” as determined by the Board based on the attributes, experience and other conditions described in Item 401 of Regulation S-K (or any successor Rule). The Audit Committee shall perform such responsibilities as are assigned to it under the applicable rules of the New York Stock Exchange Listed Company Manual, as such rules may be amended from time to time, and shall perform other responsibilities as may be delegated to the Audit Committee by the Board from time to time. Without limiting the generality of the foregoing, the Audit Committee shall oversee the integrity of the Corporation’s financial statements, the Corporation’s compliance with legal and regulatory requirements, the qualifications and independence of the Corporation’s outside auditors, and the performance of the Corporation’s internal audit function and outside auditors. The Board of Directors shall adopt, and may from time to time amend, a written charter, setting forth the purpose, powers and responsibilities of the Audit Committee.

SECTION 6.6 Risk Committee. The Risk Committee will be comprised of not less than three directors. The Risk Committee shall assist the Board of Directors in overseeing and reviewing information regarding the Corporation’s enterprise risk management framework, including the significant policies, procedures, and practices employed to manage credit risk, market risk, liquidity risk, operational risk, compliance and legal risk, reputation risk and strategic risk. The Board of Directors shall adopt, and may from time to time amend, a written charter, setting forth the purpose, powers and responsibilities of the Risk Committee.

SECTION 6.7 Limitations of Committee Authority. No Committee shall have any power or authority as to the following: (i) the submission to shareholders of any action for which the Pennsylvania Business Corporation Law requires the approval of shareholders, (ii) the creation or filling of vacancies in the Board, (iii) the adoption, amendment or repeal of a By-law, (iv) the amendment or repeal of any resolution of the Board that by its terms is amendable or repealable only by the Board, and (v) action on any matters committed by the By-laws or a resolution of the Board to another Committee.

SECTION 6.8 Advisory Committees. The Board may appoint persons, whether or not they are Directors, to serve on a Committee formed for the purpose of conducting an investigation or providing advice, a report, or a recommendation to the Board, but such a Committee shall have no power or authority to take corporate action which the Pennsylvania Business Corporation Law or the By-laws provide shall or may be taken only by the Board or a Committee of Directors.

ARTICLE 7
MEETINGS OF THE BOARD OF DIRECTORS

SECTION 7.1 Organization Meeting. An organization meeting may be held immediately following the annual shareholders meeting without the necessity of notice to the Directors to constitute a legally convened meeting, or the Directors may meet at such time and place as may be fixed by either a notice or waiver of notice or consent signed by all of such Directors.

SECTION 7.2 Regular Meetings. Regular meetings of the Board of Directors shall be held not less often than semi-annually at a time and place determined by the Board of Directors at the preceding meeting. One or more Directors may participate in any meeting of the Board of Directors, or of any Committee thereof, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another.

SECTION 7.3 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on one day's notice to each Director, either personally or by mail, electronic mail, facsimile transmission or telephone.

SECTION 7.4 Quorum. At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business, and the acts of a majority of the Directors present at a meeting in person or by conference telephone or similar communications equipment at which a quorum is present in person or by such communications equipment shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these By-laws. If a quorum shall not be present in person or by communications equipment at any meeting of the Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or as permitted herein.

ARTICLE 8
INFORMAL ACTION BY THE BOARD OF DIRECTORS

If all the Directors shall severally or collectively consent in writing to any action to be taken by the Corporation, such action shall be as valid a corporate action as though it had been authorized at a meeting of the Board of Directors.

ARTICLE 9
COMPENSATION OF DIRECTORS

Directors, as such, may receive a stated fee for their services or a fixed sum and expenses for attendance at regular and special meetings, or any combination of the foregoing as may be determined from time to time by the Board of Directors or a committee thereof, and nothing contained herein shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore. Notwithstanding the foregoing, no Director who is also an officer of the Corporation or any of its subsidiaries shall be entitled to receive additional compensation for service as a Director.

ARTICLE 10
OFFICERS

SECTION 10.1 General. The officers of the Corporation shall be elected by the Board of Directors at its organization meeting and shall be a President, a Secretary and a Treasurer. At its option, the Board of Directors may elect a Chairman of the Board. The Board of Directors may also elect one or more Vice Presidents and such other officers and appoint such agents as it shall deem necessary, who shall hold their offices for such terms, have such authority and perform such duties as may from time to time be prescribed by the Board of Directors. The Board of Directors shall designate one of the officers as Chief Executive Officer. Any two or more offices may be held by the same person.

SECTION 10.2 Removal. Any officer may be removed at any time by the Board of Directors with or without cause. The removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create contract rights, except as provided in Article 11. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

SECTION 10.3 Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and Directors. He shall supervise the carrying out of the policies adopted or approved by the Board of Directors. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

SECTION 10.4 President. The President shall have general and active management of the business of the Corporation; shall see that all orders and resolutions of the Board of Directors are put into effect, subject, however, to the right of the Board of Directors to delegate any specific powers, except such as may be by statute exclusively conferred on the President, or to any other officer or officers of the Corporation; shall execute bonds, mortgage and other contracts requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. In the absence or incapacity of the Chairman of the Board, the President shall preside at meetings of the shareholders and the Directors. If there is no Chairman of the Board, the President shall have and exercise all powers conferred by the By-Laws or otherwise on the Chairman of the Board. The President of the Corporation, or his or her designates, shall be a member of the Board of Directors of each subsidiary company of the Corporation.

SECTION 10.5 Vice Presidents. The Vice President, or if more than one, the Vice Presidents in the order established by the Board of Directors shall, in the absence or incapacity of the President, exercise all the powers and perform the duties of the President. The Vice President, respectively, shall also have such other authority and perform such other duties as may be provided in these By-laws or as shall be determined by the Board of Directors or the President. Any Vice President may, in the discretion of the Board of Directors, be designated as "executive" "senior" or by departmental or functional classification.

SECTION 10.6 Secretary. The Secretary shall attend all meetings of the Board of Directors and of the shareholders and keep accurate records thereof in one or more minute books kept for that purpose and shall perform the duties customarily performed by the secretary of a corporation and such other duties as may be assigned to him or her by the Board of Directors or the President.

SECTION 10.7 Treasurer. The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall perform such other duties as may be assigned to him or her by the Board of Directors or the President.

SECTION 10.8 Assistant Officers. Each assistant officer shall assist in the performance of the duties of the officer to whom he or she is assistant and shall perform such duties in the absence of the officer. He or she shall perform such additional duties as the Board of Directors, the President or the officer to whom he or she is an assistant may from time to time assign him or her. Such officers may be given such functional titles as the Board of Directors shall from time to time determine.

ARTICLE 11
INDEMNIFICATION OF OFFICERS AND DIRECTORS

SECTION 11.1 Indemnification. To the fullest extent permitted by law, every Director and officer of the Corporation shall be entitled as of right to be indemnified by the Corporation against expenses and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Corporation or otherwise, in which he or she may be involved in any manner, as a party, witness or otherwise, or is threatened to be made so involved, by reason of such person being or having been a Director or officer of the Corporation or a subsidiary of the Corporation or by reason of the fact that such person is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as an "Action"); provided, that no such right of indemnification shall exist with respect to an Action initiated by an indemnitee (as hereinafter defined) against the Corporation (an "Indemnitee Action") other than an Action for indemnity or advancement of expenses as provided in Section 11.3. The Corporation may, in the discretion of the Board of Directors, but shall not be obligated to, indemnify any person who is or was an employee or other representative of the Corporation or who is or was serving at the request of the Corporation as an employee or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity, and who is made a party to a proceeding because such person is or was an employee other representative of the Corporation or such other entity, to the maximum extent now or hereafter permitted by law. As used in this Article 11, "indemnitee" shall include each Director and officer of the Corporation and any agent or employee determined by the Board of Directors as being entitled to indemnification pursuant to this Article 11; "expenses" shall include fees and expenses of counsel selected by an indemnitee; and "liability" shall include amounts of judgments, excise taxes, fines, penalties and amounts paid in settlement.

SECTION 11.2 Advancement of Expenses. Every indemnitee shall be entitled as of right to have his or her expenses in defending any Action, or in initiating and pursuing any Indemnitee Action for indemnity or advancement of expenses under Section 11.3 of this Article 11, paid in advance by the Corporation prior to final disposition of such Action or Indemnitee Action, provided that the Corporation receives a written undertaking by or on behalf of the indemnitee to repay the amounts advanced if it should ultimately be determined that the indemnitee is not entitled to be indemnified for such expenses.

SECTION 11.3 Action by Indemnitee. If a written claim under Section 11.1 or Section 11.2 of this Article 11 is not paid in full by the Corporation within thirty days after such claim has been received by the Corporation, the indemnitee may at any time thereafter initiate an Indemnitee Action to recover the unpaid amount of the claim and, if successful in whole or in part, the indemnitee shall also be entitled to be paid the expense of prosecuting such Indemnitee Action. The only defense to an Indemnitee Action to recover a claim for indemnification under Section 11.1 of this Article 11 shall be that the indemnitee's conduct was such that under applicable law the Corporation is prohibited from indemnifying the indemnitee for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel and its shareholders) to have made a determination prior to the commencement of such Indemnitee Action that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its shareholders) that the indemnitee's conduct was such that indemnification is prohibited by applicable law, shall be a defense to such Indemnitee Action or create a presumption that the indemnitee's conduct was such that indemnification is prohibited by applicable law. The only defense to an Indemnitee Action to recover a claim for advancement of expenses under Section 11.2 of this Article 11 shall be the indemnitee's failure to provide the undertaking required by Section 11.2 of this Article 11.

SECTION 22.4 Exceptions. Notwithstanding Sections 11.1 11.2 and 11.3 of this Article 11, the Corporation shall not indemnify any indemnitee against liabilities incurred in an administrative proceeding or civil action (or portion thereof) instituted by an appropriate bank regulatory agency, which proceeding or action (or portion thereof) results in a final order or settlement pursuant to which such indemnitee:

(i)    is assessed a civil money penalty,

(ii)     is removed from office or prohibited from participating in the conduct of the affairs of the Corporation, or

(iii)    is required to cease and desist from or take any affirmative action described in Section 8(b) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(b), with respect to the Corporation,

unless and except solely to the extent that such indemnification is not prohibited under any applicable federal banking law, regulation or order, including without limitation regulations of the Federal Deposit Insurance Corporation ("FDIC") under Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1828(k) (proposed at 12 C.F.R. Part 359).

The Corporation may, subject to the conditions and in accordance with the procedures hereinafter referred to, advance to an indemnitee expenses, including fees and expenses of counsel, incurred by the indemnitee in defending any proceeding or action (or portion thereof) seeking a final order referred to in the preceding sentence prior to the final disposition of such proceeding or action, subject to reimbursement by the indemnitee if the proceeding or action (or portion thereof) results in such a final order or settlement. Any such advance of expenses shall be made only in accordance with the procedures and subject to the conditions required by applicable federal banking laws and regulations, including without limitation regulations of the FDIC under Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1828(k) (proposed at 12 C.F.R. Part 359).

SECTION 11.5 Insurance. The Corporation may purchase and maintain insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any Action, whether or not the Corporation would have the power to indemnify such person against such liability or expense by law or under the provisions of this Article 11. The Corporation may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

SECTION 11.6 Non-Exclusive Rights; Amendment or Repeal; Etc. The rights to indemnification and advancement of expenses provided for in this Article 11 shall (i) not be deemed exclusive of any other rights, whether now existing or hereafter created, to which any indemnitee may be entitled under any agreement, By-law, charter provision, vote of shareholders or Directors or otherwise, (ii) be deemed to create contractual rights in favor of each indemnitee who serves the Corporation at any time while this Article 11 is in effect (and each such indemnitee shall be deemed to be so serving in reliance on the provisions of this Section) and (iii) continue as to each indemnitee who has ceased to have the status pursuant to which he or she was entitled or was denominated as entitled to indemnification under this Article 11 and shall inure to the benefit of the heirs and legal representatives of each indemnitee. Any amendment or repeal of this Article 11 or adoption of any other By-law or provision of the Articles of Incorporation which limits in any way the right to advancement of expenses provided for in this Article 11 shall operate prospectively only and shall not affect any action taken, or failure to act, by an indemnitee prior to the adoption of such amendment, repeal, By-law or other provision.

SECTION 11.7 Partial Indemnification. If an indemnitee is entitled under any provision of Article 11 to indemnification by the Corporation for some or a portion of the expenses or a liability paid or incurred by the indemnitee in the preparation, investigation, defense, appeal or settlement of any Action or Indemnitee Action but not, however, for the total amount thereof, the Corporation shall indemnify the indemnitee for the portion of such expenses or liability to which the indemnitee is entitled.

ARTICLE 12
LIMITATION OF LIABILITY OF DIRECTORS AND OFFICERS

SECTION 12.1 Standard of Care. An officer of the Corporation shall perform his or her duties as an officer in good faith, and in a manner he or she reasonably believes to be in the best interests of the Corporation, so long as his or her performance does not constitute self-dealing, willful misconduct or recklessness. A person who so performs his or her duties shall not be liable by reason of having been an officer of the Corporation. The provisions of this Section shall not apply to (i) the responsibility or liability of an officer pursuant to any criminal statute or (ii) the liability of an officer for the payment of taxes pursuant to Federal, State or local law.

SECTION 12.2 Contractual Rights; Amendment or Repeal. The provisions of this Article 12 shall be deemed to be a contract with each Director and officer of the Corporation who serves as such at any time while this Article 12 is in effect, and each Director and officer shall be deemed to be so serving in reliance on the provisions of this Article 12. Any amendment or repeal of this Article 12 or adoption of any By-law or provision of the Articles of Incorporation of the Corporation in the future which has the effect of increasing Director or officer liability shall operate prospectively only and shall not have any effect with respect to any action taken, or any failure to act, by a Director of officer prior thereto.

ARTICLE 13
RESIGNATION OF DIRECTORS AND OFFICERS

SECTION 13.1 Resignation of Directors. Any Director may resign at any time by submitting his or her written resignation in person to the Chairman or the President, or in person or by any other means to the Secretary. The resignation shall become effective upon its receipt or at such subsequent time as shall be specified therein.

     SECTION 13.2 Resignation of Officers. Any officer may resign at any time upon written notice to the President or the Secretary of the Corporation. The resignation shall be effective upon receipt thereof, or at such later time as specified in the notice of resignation.

ARTICLE 14
CERTIFICATES FOR STOCK

The shares of the Corporation’s stock may be certificated or uncertificated and shall be entered into the books of the Corporation and registered as they are issued. Any certificates representing shares of stock shall be in such form as the Board of Directors shall prescribed and shall be numbered; shall bear the name of the registered holder, the number and class of shares represented thereby; the par value of each share or a statement that such shares are without par value, as the case may be; shall be signed by the President or Vice President and the Secretary or the Treasurer or any other person property authorized by the Board of Directors, and shall bear the corporate seal, which seal may be a facsimile engraved or printed. Where the certificate is signed by the transfer agent or registrar, the signature of any corporate officer on such certificate may be a facsimile engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue.

Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice that shall set forth the name of the Corporation, that the Corporation is organized under the laws of the Commonwealth of Pennsylvania, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares of stock imposed by the Corporation’s articles of incorporation, these By-Laws, any agreement among shareholders or any agreement between shareholders and the Corporation.

ARTICLE 15
TRANSFER OF SHARES

Upon surrender to the transfer agent of the Corporation of a share certificate duly endorsed by the person named in the certificate or by attorney duly appointed in writing and accompanied where necessary by proper evidence of succession, assignment or authority to transfer, a new certificate or evidence of the issuance of uncertificated shares shall be issued to the person entitled thereto and the old certificate cancelled and the transfer recorded upon the share register of the Corporation.

Upon receipt of proper transfer instructions from the registered owner of uncertificated shares or by attorney duly appointed in writing by such registered owner and accompanied where necessary by proper evidence of succession, assignment or authority to transfer, such uncertificated shares shall be cancelled and new equivalent uncertificated shares or certificated shares shall be issued to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

The Board of Directors may appoint a transfer agent or one or more co-transfer agents and a registrar or one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

ARTICLE 16
LOST CERTIFICATES

Where a shareholder of the Corporation alleges the loss, theft or destruction of one or more certificates for shares of the Corporation and requests the issuance of a substitute certificate therefore or uncertificated shares in place of any lost certificate or certificates, the Board of Directors, or its designee, may direct a new certificate of the same tenor and for the same number of shares or uncertificated shares to be issued to such person upon such person's making of an affidavit in form satisfactory to the Board of Directors setting forth the fact in connection therewith, provided that prior to the receipt of such request the Corporation shall not have either registered a transfer of such certificate or received notice that such certificate has been acquired by a bona fide purchaser. When authorizing such issue of a new certificate or uncertificated shares the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her heirs or legal representatives, as the case may be, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form and sum and with surety or the Board of Directors, as indemnity for any liability or expense which it may incur by reason of the original certificate remaining outstanding.

ARTICLE 17
DIVIDENDS

SECTION 17.1 Declaration. The Board of Directors may, from time to time, at any duly convened regular or special meeting or by the unanimous consent in writing, declare and pay dividends upon the outstanding shares of the capital stock of the Corporation in cash, property or shares of the Corporation, as long as any dividend shall not be in violation of law or the Articles of Incorporation.

SECTION 17.2 Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board of Directors shall believe to be for the best interests of the Corporation, and the Board of Directors may reduce or abolish any such reserve in the manner in which it was created.

ARTICLE 18
EXECUTION OF INSTRUMENTS AND OTHER DOCUMENTS

SECTION 18.1 Checks, Demands and Notes. All checks or demands for money and notes of the Corporation shall be signed by the President or such other officer or officers or such other person or persons as the President or the Board of Directors may from time to time designate.

SECTION 18.2 Other Documents. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments and documents may be signed, executed, acknowledged, verified, delivered or accepted, including those in connection with the fiduciary powers of the Corporation, on behalf of the Corporation by the President or such other persons as the President or the Board of Directors may from time to time designate.

ARTICLE 19
FISCAL YEAR

The fiscal year of the Corporation shall be the calendar year.

ARTICLE 20
SEAL

The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Pennsylvania". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE 21
NOTICES AND WAIVERS THEREOF

SECTION 21.1 Notices. Whenever, under the provisions of applicable law or of the Articles of Incorporation or these By-laws, written notice is required to be given to any person, it may be given to such person either personally or by sending a copy thereof through the mail, charges prepaid, to his or her address appearing on the books of the Corporation or supplied by him or her to the Corporation for the purpose of notice. It shall be deemed to have been given to the person entitled thereto when deposited in the United States mail. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of shareholders, the general nature of the business to be transacted.

SECTION 21.2 Waiver of Notices. Any written notice required to be given to any person may be waived in writing signed by the person entitled to such notice whether before or after the time stated therein. Attendance of any person entitled to notice, whether in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where any person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. Where written notice is required of any meeting, the waiver thereof must specify the purpose only if it is for a special meeting of shareholders.

ARTICLE 22
AMENDMENTS

These By-laws may be altered, amended or repealed by the affirmative vote of the holders of eighty percent of the outstanding shares of Common Stock at any regular or special meeting duly convened after notice to the shareholders of that purpose, or by a majority vote of the members of the Board of Directors at any regular or special meeting thereof duly convened after notice to the Directors of that purpose, subject always to the power of the shareholders to change such action of the Board of Directors by the affirmative vote of the holders of eighty percent of the outstanding shares of Common Stock.